Exhibit 99.2

CTG Accelerates Investments in

Digital Transformation Solutions and Services

Updated Brand and Tagline “Transformation Accelerated” Reflect Commitment to Drive

Client Success and Company’s Strategic Plan With Digital Transformation Offerings

BUFFALO, N.Y., Feb. 24, 2021 – CTG (NASDAQ: CTG), a leading provider of IT services and solutions in North America and Western Europe, today shared further details about the Company’s ongoing investments in advanced digital solutions and service offerings, including world-class digital leadership and expertise; innovative tools and methodologies; and adaptable delivery model options—all aimed to accelerate project momentum and the achievement of desired IT and business outcomes for CTG clients.

Today’s announcement follows CTG’s fourth quarter and fiscal year 2020 financial results, which underscored the continued success of the Company’s objectives of improving operating performance and profitability. CTG also unveiled an updated brand and new tagline—Transformation Accelerated—to unequivocally communicate its promise to help clients innovate faster and achieve more with their digital initiatives.

“The marketplace couldn’t be clearer—at a time when digital transformation has never been more critical, our clients need a partner like CTG,” said Filip Gydé, CTG President and CEO. “CTG’s strategy builds on a long-standing track record for delivering successful projects on time and on budget, with a focus on digital capabilities that help our clients innovate faster, make data-driven decisions, create better experiences for customers, and, ultimately, realize tangible business performance improvements.”

CTG is focusing its investments in four strategic areas:

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Industry-leading talent. CTG is assembling a world-class team of multi-disciplinary professionals who are developing and delivering digital solutions at scale. Recent notable hires and promotions include security and cloud software expert Brett Hunt; application and testing expert Tanya Johnson; cloud transformation expert Phaedra Divras; application and testing expert Pieter Vanhaecke; and digital strategist and transformation expert Olivier Saucin’s promotion to Vice President, CTG Global Solutions. CTG also recently announced seasoned industry executive and digital strategist Raj Rajgopal joined the Company’s Board of Directors.

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Breakthrough digital transformation offerings. CTG is growing its portfolio of digital transformation solutions, underpinned by the Company’s leadership in Agile and DevSecOps, Internet of Things (IoT), Intelligent Automation, Data and Analytics, Cloud, and Automated Testing. Solution areas include:

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Business Process Transformation solutions that combine strategic advisory services, breakthrough technologies and platforms, and exceptional implementation and integration processes to accelerate the achievement of desired business outcomes.

•	Technology Transformation solutions to modernize and accelerate application development, automation, cloud, data management, enterprise platforms, and testing.
•	Operations Transformation solutions to ensure robust operations and support infrastructure are in place to drive greater efficiency and business agility.

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Innovative tools and methodologies. Through continued investments in tools, training programs, and methodologies, CTG helps clients increase speed-to-market, maximize innovation, and support high-performance IT professionals.

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Global delivery network. CTG continues to expand its global network of Delivery Centers, providing access to world-class talent and a strategic delivery platform for a broad spectrum of IT solutions, including process automation, application development and maintenance, testing, infrastructure and cloud solutions management and maintenance, service desk, and operations. The Company currently operates Delivery Centers in North America, South America, Western Europe, and India.

“CTG’s growing portfolio of innovative IT solutions and services, and our ongoing investments in world-class talent and global delivery capabilities, are made with one overarching goal in mind: fast-tracking our clients’ success with their organization’s digital strategies and projects,” said Saucin.

In addition to its organic business development initiatives, CTG will continue to employ a proven strategy of targeted acquisitions that enhance existing capabilities or provide new digital solutions, capitalizing on opportunities to grow the client base and drive shareholder value.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a reliable, results-driven partner focused on improved data-driven decision-making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2021 and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the effects of the COVID-19 pandemic and the regulatory, social and business responses thereto on the Company’s business, operations, employees, contractors and clients, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between solutions and staffing, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s Form 10-K for the year ended December 31, 2019, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors:

John M. Laubacker

Executive Vice President, Chief Financial Officer

+1 716 887 7368

Media:

Amanda LeBlanc

Chief Marketing Officer and Vice President, Global Marketing

amanda.leblanc@ctg.com

+1 225 772 8865

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